                                Business Lease

     THIS AGREEMENT, entered into this 17th day of November, 1992 between Brett D. Anderson and Suzanne M. Anderson, hereinafter called the lessors, party of the first part, and Medicore, Inc. of the County of Dade and State of Florida hereinafter called the lessee or tenant, party of the second part:

     WITNESSETH, That the said lessor does this day lease unto said lessee, and said lessee does hereby, hire and take as tenant under said lessor Warehouse or Space of approximately 5,000 square feet, Unit 4, 75 West Commerce Center, 2647 West 81st Street, Hialeah, Florida situate in Dade State of Florida, to be used and occupied by the lessee as Warehouse for medical supply business and for no other purposes or uses whatsoever, for the term of five Years, subject and conditioned on the provisions of clause ten of this lease beginning the 12th day of December, 1992, and ending the 11th day of December, 1997, at and for the agreed total rental of Ninety Five Thousand Six Hundred-Four and 02/100 Dollars ($95,604.02), payable as follows:

                        See attached Addendum to A
                        Lease Memorandum, dated
                        November 13, 1992.

all payments to be made to the lessor on the first day of each and every month in advance without demand at the office of Brett D. Anderson, 100 SE 2nd St. #3920, Mia Fl 33131 in the City of Miami, Florida or at such other place and to such other person, as the lessor may from time to time designate in writing.

     The following express stipulations and conditions are made a part of this lease and are hereby assented to by the lessee:

     FIRST:   The lessee shall not assign this lease, nor sub-let the
premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the lessor, and all additions, fixtures or improvements which may be made by lessee, except movable office furniture, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this lease.

     SECOND: All personal property placed or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property, or to the lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever.

     THIRD: That the tenant shall promptly execute and comply with all statutes, ordinances rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the applicable fire prevention of fires, at its own cost and expense.

     FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty

     SIXTH: If the lessee shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the lessor may, at his option, forthwith cancel this lease or he may enter said premises as the agent of the lessee, without being liable in any way therefor, and relet the premises with or without any furniture that may be therein, as the agent of the lessee, at such price and upon such terms and for such duration of time as the lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these pre-sents, and if the full rental herein provided shall not be realized by lessor over and above the expenses to lessor in such re-letting, the said lessee shall pay any deficiency, and if more an the full rental is realized lessor will pay over to said lessee the excess of demand.

     SEVENTH: Lessee agrees to pay the cost of collection and ten per cent attorney's fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

     EIGHTH: The lessee agrees that he will pay all charges for rent, gas, electricity or other illumination, and for all water used on said premises, and should said charge for rent, light or water herein provided for at any time remain due and unpaid-for the space of five days after the same shall have become due, the lessor may at its option consider the said lessee tenant at sufferance and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise.

NINTH:     [deleted]

TENTH:     [deleted]

     ELEVENTH: The lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, and alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

     TWELFTH: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of lessee, or of any person or persons in the employ or under the control of the lessee.

     THIRTEENTH: It is expressly agreed and understood by and between the parties to this agreement, that the landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

     FOURTEENTH: If the lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the lessee, before the end of said term the lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting lessor's rights as contained in this contract but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

     FIFTEENTH: Lessee hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

     SIXTEENTH: This contract shall bind the lessor and its assigns or successors, and the heirs, assigns, personal representatives, or successors as the case may be, of the lessee.

     SEVENTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

     EIGHTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the lessee and written notice mailed or delivered to the office of the lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

     NINETEENTH: The rights of the lessor under the foregoing shall be cumulative, and failure on the part of the lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

     TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the lessee by the lessor for services or for work done on the premises by order of the lessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

     TWENTY-FIRST: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the lessor for approval before installation of same.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

     Signed, sealed and delivered in the present of:

/s/ Debra Elaine Hamilton       /s/ Suzanne A. Anderson (Seal
-----------------------------   ---------------------------------------
                                a licensed real estate agent in FL

/s/ Debra Elaine Hamilton       /s/ Brett D. Anderson (Seal
-----------------------------   ---------------------------------------
     As to Lessor Lessor

/s/ Dan Cook                    /s/ Dennis R. Healey  Sr. V.P. (Seal
-----------------------------   ---------------------------------------
As to Lessee                                Lessee


STATE OF                    )
County of-------------------)

     Before me, a Notary Public in and for said State and County, per-
sonally came                         to me well known and known to be the
            -------------------------
person        named in the foregoing lease, and
      --------                                  ---------------------------
acknowledged that        executed the same for the purpose therein expressed.
                 --------

                        ADDENDUM TO A LEASE MEMORANDUM

DATE:     November 13, 1992

IN RE:    2647 West 81 Street, Hialeah, Florida 33106

LESSEE:   Mediocre, Inc.

LESSOR:   Brett Anderson and Suzanne Anderson, his wife


ADDITIONAL TERMS AND CONDITIONS:

1. Lessee shall deposit with the escrow agent, upon acceptance of this lease memorandum by all parties, the sum of Five Thousand Fifty Eight and 71/100 Dollars ($5,058.71), said sum representing the first month's and last month's rent plus sales tax ($3,508.71) and a security deposit equal to one months rent ($1,550.00).

2. Lessee shall pay lessor an additional sum of Four Thousand Five Hundred Dollars ($4,500.00), upon completion of construction, as lessee's contribu-tion towards construction of additional office space of approximately 676 square feet (26'x 26') to be constructed by the lessor. Said office shall have two interior doors, two 4'x 4' windows, drop ceiling & lighting, complete electric including outlets, a new minimum 3 ton central air conditioning unit, wallboard walls, and vinyl floors. Lessor also agrees to repair the overhead door in the unit so that it is operational at the time of occupancy. Said construction to be completed by December 12, 1992.

3.  The monthly payments shall be as follows:

a) December 12, 1992 to December 11, 1993: $1,550.00 plus sales tax (1650.75)
b) December 12, 1993 to December 11, 1994: $1,596.50 plus sales tax (1700.27)
c) December 12, 1994 to December 11, 1995: $1,644.40 plus sales tax (1751.29)
d) December 12, 1995 to December 11, 1996: $1,693.75 plus sales tax (1803.84)
e) December 12, 1996 to December 11, 1997: $1,744.56 plus sales tax (1857.91)

4.  Lessee reserves the right to renew this lease for an additional five
(5) years. Should lessee exercise their right to renew this lease, then the base rent for year one (1) of renewed lease shall be equal to the fifth years annual rent under the old lease plus three (3%) percent. All subse-quence years shall have a Three Percent (3%) increase. Any real property tax increases over the base year 1997 shall be born by the lessee In the renewal years. All other terms and conditions shall remain the same.

5. Lessor shall give the lessee two month's free rent, said month's being January 12, 1993 and January 12, 1994.

6. The date of occupancy will be after acceptance by all principal parties and clearance of monies deposited with escrow agent.

EXECUTED BY THE PARTIES ON THE DATES SET BELOW:

WITNESS:                           LESSEE:                       11/13 1992
                                                                 ------

                     SECOND ADDENDUM TO A LEASE MEMORANDUM



DATE:     November 16, 1992

IN RE:    2647 West 81 Street, Hialeah, Florida 33106

LESSEE:   Medicore, Inc.

LESSOR:   Brett Anderson and Suzanne Anderson, his wife


ADDITIONAL TERMS AND CONDITION:

1. Lessor warrants that there are five (5) parking spaces for the subject property and enough visitor/guest parking to accommodate an additional four (4) cars.

2. Lessor agrees to place to electric lights in the ceiling area of warehouse in their proper location.

EXECUTED BY THE PARTIES ON THE DATES SET BELOW:


WITNESS:                        LESSEE:                         11/13  1992
                                                                -------
-----------------------------   Medicore, Inc

                                   /s/ Dennis R. Healey Sr. V.P.
-----------------------------   By------------------------------

WITNESS:                        LESSOR:                         11/17  1992
                                                                -------
/s/ Debra Elaine Hamilton       /s/ Brett D. Anderson
-----------------------------   --------------------------------

/s/ Debra Elaine Hamilton       /s/ Suzanne Anderson, a licensed
-----------------------------   --------------------------------
                                      Real Estate Agent